UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	May 17, 2017

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of Patrick Industries, Inc. (the “Company”) was held on May 17, 2017. The total shares outstanding on the record date, March 24, 2017, were 16,763,036. The total shares voted at the meeting in person or by proxy were 15,621,478 which represented 93.19% of the total outstanding eligible votes. Each of the director nominees were elected and each of the proposals voted upon at the annual meeting were adopted by the requisite shareholder vote. The results of the matters voted upon at the Annual Meeting of Shareholders are as follows:
Proposal 1 - Election of eight directors to the Board of Directors to serve until the 2018 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Joseph M. Cerulli	9,590,018	4,429,202	1,602,258
Todd M. Cleveland	13,455,098	564,122	1,602,258
John A. Forbes	8,298,465	5,720,755	1,602,258
Paul E. Hassler	11,906,228	2,112,992	1,602,258
Michael A. Kitson	9,603,034	4,416,186	1,602,258
Andy L. Nemeth	12,985,856	1,033,364	1,602,258
M. Scott Welch	9,304,699	4,714,521	1,602,258
Walter E. Wells	9,149,009	4,870,211	1,602,258
Proposal 2 - Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

For	Against	Abstain	Broker Non-Votes
15,355,704	262,165	3,609	—

Proposal 3 - To approve an increase to the number of authorized shares of common stock.

For	Against	Abstain	Broker Non-Votes
14,205,927	1,391,960	23,591	—

Proposal 4 - To approve an amendment to the Company’s 2009 Omnibus Incentive Plan to increase the number of shares available for grant.

For	Against	Abstain	Broker Non-Votes
9,291,256	4,722,301	5,663	1,602,258

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: May 19, 2017	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President - Finance and Chief Financial Officer